Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated April 2, 2008 relating to the consolidated financial statements of Western Capital Resources, Inc. (f/k/a URON Inc.) as of and for the years ended December 31, 2007 and 2006, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota
August 5, 2008